Exhibit 24(a)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of First Albany Companies Inc. Stock Bonus Plan on Form S-8 of our report, dated November 5, 1993, on our audits of the financial statements and the financial statement schedules of First Albany Companies Inc. and of our report, dated March 15, 1993, on our audits of the financial statements of First Albany Companies Inc. Stock Bonus Plan. We also consent to the reference to our firm under the caption "Experts".